UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 14, 2007


                         LOCATEPLUS HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)

                                    000-49957
                            (Commission File Number)

             DELAWARE                                 04-3332304
  (State or other jurisdiction of          (I.R.S. Employer Identification No.)
         incorporation)


                          100 CUMMINGS PARK, SUITE 235M
                                BEVERLY, MA 01915
             (Address of principal executive offices, with zip code)

                                 (978) 921-2727
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written  communications  pursuant  to Rule 425 under the Securities Act
      (17 CFR 230.425)
[  ]  Soliciting  material  pursuant  to  Rule  14a-12 under the Exchange Act
      (17 CFR 240.14a-12)
[  ]  Pre-commencement  communications  pursuant  to Rule 14d-2(b) under the
      Exchange Act  (17  CFR  240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See Item 5.02 Below.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The Company announced that the Board of Directors has elected Paul Colangelo as a Director and has appointed him as President and Chief Executive Officer to lead it through the next stage of growth. James Fields, the interim Chief
Executive Officer, will continue as the Acting Chief Financial Officer. The Board has also accepted the resignation of Peter Zekos.

Mr. Colangelo was an employee of LexisNexis Corporation from September, 2000 to the present. From March, 2004 to the present he served as Vice President of Advanced Government Solutions, responsible for $56 million per year in revenue. He achieved double digit growth in government sales in 2005 and 2006..
Earlier, as Director of Industry Affairs, from April, 2002 through March, 2004 hehad led a team of individuals which provided direction to the Federal Risk Management team and Online Solutions Group, focusing on federal, state and local government agencies.

From September, 2000 through April, 2002, he acted as Federal Marketing Manager,providing oversight of all strategic and tactical marketing initiatives. Prior to his service with LexisNexis he served as Director of Marketing and Product Manager of ChoicePoint, Inc. from August, 1997 through September, 2000 From June, 1995 through August, 1997 he acted as business development manager for government operations of Robbins-Gioia, Inc., effectively performing all elements of Marketing and Business Development; market research, identification of new business areas, facilitation of business engagements, corporate presentations, and development of marketing brochures.

Mr. Colangelo has a B.A. in political science from PlaceNameSeton PlaceTypeHall PlaceTypeUniversity (1994) and is completing his MBA in Busines Administration from placePlaceNameStrayer PlaceTypeUniversity (2007). He is a member of the Law Enforcement Committee for the placePlaceNameNational PlaceTypeCenter for Missing and Exploited Children.

Mr. Colangelo has a three year employment agreement at an annual base salary of $250,000 with an annual 10% upward adjustment every January 1. He is to receive a signing bonus of $150,000 and will receive an additional $100,000 payable in 10 equal monthly installments. The full amount of this bonus is repayable by him if his employment terminates prior to the end of 12 months. In addition, commencing dateYear2008Day31Month12December 31, 2008 he will receive an annual bonus equal to 8% of the net increase in revenues for the year.


SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATEPLUS HOLDINGS CORPORATION

By /s/ James C. Fields

James C. Fields
Acting Chief Financial Officer
Date: Mary 29, 2007